EXHIBIT 10.4

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THIS PROMISSORY NOTE ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

US$525,000.00

TPT GLOBAL TECH, INC.

12% CONVERTIBLE REDEEMABLE NOTE

DUE JUNE 3, 2020

FOR VALUE RECEIVED, TPT GLOBAL TECH, INC., a Florida corporation (the “Company”) promises to pay to the order of ODYSSEY CAPTAL FUNDING, LLC, a Delaware limited liability company, and its authorized successors and permitted assigns ("Holder"), the aggregate principal face amount of Five Hundred Twenty Five Thousand and No/100 United States Dollars (US$525,000.00) on June 3, 2020 ("Maturity Date") and to pay interest on the principal amount outstanding hereunder at the rate of twelve percent (12%) per annum commencing on June 4, 2019 ("Issuance Date"). The interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note. The principal of, and interest on, this Note are payable at 1249 Broadway, Suite 103, Hewlett, NY 11557, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay each interest payment and the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

This Note is issued in the principal amount of Five Hundred Twenty Five Thousand and No/100 United States Dollars (US$525,000.00) pursuant to that certain Securities Purchase Agreement dated of even date herewith by and between the Company and the Holder. The Note has been

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purchased for a purchase price of Five Hundred Thousand and No/100 United States Dollars (US$500,000.00) and it is being issued with an original issue discount of Twenty Five Thousand and No/100 United States Dollars (US$25,000.00).

This Note is subject to the following additional provisions:

1.       This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2.       The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3.       This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act") and applicable state securities laws. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

4. (a) From the date that is Six (6) Months following the Issuance Date the Holder of this Note is entitled, at its option, to convert all or any amount of the outstanding balance of this Note into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to fifty-five percent (55%) (representing a discount rate of forty-five percent (45%)) of the two lowest trading prices of the Company’s Common Stock, as reported on the National Quotations Bureau OTC Markets exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days, including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion.  No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all

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steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law.  The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to fifty percent (50%) instead of fifty-five (55%) while that “Chill” is in effect.   In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Holder).

       (b)       Interest on any unpaid principal balance of this Note shall be paid at the rate of twelve percent (12%) per annum. Interest outstanding after the six (6) month anniversary of this Note, shall be paid by the Company in Common Stock ("Interest Shares"). Holder may, at any time after the six (6) month anniversary of this Note, send in a Notice of Conversion to the Company for Interest Shares based on the formula provided in Section 4(a) above. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

(c)       The Notes may be prepaid with the following penalties:

PREPAY DATE	PREPAY AMOUNT
Less than or equal to 60 days following the Issuance Date	125% of principal plus accrued interest
61 to 120 days following the Issuance Date	135% of principal plus accrued interest
121 to 180 days following the Issuance Date	145% of principal plus accrued interest

This Note may not be prepaid after the 180th day without the consent of the Holder. Such redemption must be closed and funded within 3 days of giving notice of redemption of the right to redeem and any redemption delivered thereafter shall be null and void.

(d)        Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash for 150% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Note (together with the amount of accrued but unpaid interest) into shares of Common Stock immediately prior to such Sale Event at the Conversion Price.

(e)        In case of any Sale Event (not to include a sale of all or substantially all of the Company’s assets) in connection with which this Note is not redeemed or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of

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shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

5.       No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6.       The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7.       The Company agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8.       If one or more of the following described "Events of Default" shall occur:

(a)       The Company shall default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company; or

(b)       Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note, or the Securities Purchase Agreement under which this note was issued shall be false or misleading in any material respect; or

(c)       The Company shall fail to perform or observe, in any respect, any material covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder; or

(d)       The Company shall (1) become insolvent; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (4) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(e)       A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within

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sixty (60) days after such appointment; or

(f)       Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g)       One or more money judgments, writs or warrants of attachment, or similar process, in excess of one million five hundred thousand dollars ($1,500,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h)       The Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period; or

(i)       The Company shall have its Common Stock delisted from an exchange (including the OTC Market Exchange) or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than 10 consecutive days or ceases to file its 1934 act reports with the SEC;

(j)       If a majority of the members of the Board of Directors of the Company on the date hereof are no longer serving as members of the Board;

(k)       The Company shall not deliver to the Holder the Common Stock pursuant to paragraph 4 herein without restrictive legend within 3 business days of its receipt of a Notice of Conversion; or

(l)        The Company shall not replenish the reserve set forth in Section 12, within 3 business days of the request of the Holder.

(m)       The Company shall not be “current” in its filings with the Securities and Exchange Commission;

(n)        The Company shall lose the “bid” price for its stock in a market (including the OTC marketplace or other exchange); or

Then, or at any time thereafter, unless cured within the time periods set forth herein, and, if not specified, within 5 business days, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly

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waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of eighteen percent (18%) per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event of a breach of Section 8(k) the penalty shall be $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty shall increase to $500 per day beginning on the 10th day. Further, if a breach of Section 8(m) occurs or is continuing after the 6 month anniversary of the Note, then the Holder shall be entitled to use the lowest closing bid price during the delinquency period as a base price for the conversion. For example, if the lowest closing bid price during the delinquency period is $0.01 per share and the conversion discount is 50% the Holder may elect to convert future conversions at $0.005 per share.

If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Company for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

9.       In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

10.       Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11.       The Company represents that it is not a “shell” issuer and has never been a “shell” issuer or that if it previously has been a “shell” issuer that at least 12 months have passed since the Company has reported Form 10 type information indicating it is no longer a “shell issuer. Further, the Company will instruct its counsel to either (i) write a 144 opinion to allow for salability of the conversion shares or (ii) accept such opinion from Holder’s counsel.

12.       The Company shall issue irrevocable transfer agent instructions reserving 53,000,000 shares of its Common Stock for conversions under this Note (the “Share Reserve”). Upon full conversion of this Note, any shares remaining in the Share Reserve shall be cancelled. The Company shall pay all transfer agent costs associated with issuing and delivering the share certificates to Holder. If such amounts are to be paid by the Holder, it may deduct such amounts from the Conversion Price. The company should at all times reserve a minimum of five (5) times the amount of shares required if the note would be fully converted.  The Holder may reasonably request increases from time to time to reserve such amounts. The Company will instruct its transfer agent to provide the outstanding share information to the Holder in connection with its conversions.

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13.       The Company will give the Holder direct notice of any corporate actions, including but not limited to name changes, stock splits, recapitalizations etc. This notice shall be given to the Holder as soon as possible under law. The prices per share set forth in this Note are subject to adjustment to give effect to any stock splits, reverse stock splits, recapitalizations and the like.

14.       If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal or interest on this Note.

15.       The Company hereby acknowledges that it was advised to seek independent legal advice in considering the matters set forth herein and that it has sought and received or waived the right to seek and receive said independent legal advice.

16.       This Note shall be governed by and construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York or in the Federal courts sitting in the county or city of New York, or the Federal courts within the southern or eastern districts of New York. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

TPT GLOBAL TECH, INC.

By: ______________________________

Name: Stephen J. Thomas, III

Title: Chief Executive Officer

Dated: June 4, 2019

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $___________ of the above Note into _________ Shares of Common Stock of TPT Global Tech, Inc. (“Shares”) according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion:
Applicable Conversion Price:

Signature:

[Print Name of Holder and Title of Signer]

Address:

SSN or EIN:
Shares are to be registered in the following name:

Name:
Address:

Tel:
Fax:
SSN or EIN:

Shares are to be sent or delivered to the following account:

Account Name:
Address: